Exhibit 99.1

Selectica to Consider Allowing Investors to Purchase a Greater Stake in the Company

Company to Consider Waiving Rights Plan Limitations In Light of Current Tax Law Calculation

SAN JOSE, Calif., March 22, 2010 — Selectica (NASDAQ: SLTCD), a leading provider of contract lifecycle management and sales configuration solutions, today announced that its Board of Directors has determined that additional share purchases above the limits currently permitted under its Shareholder Rights Plan may not jeopardize the value of the Company’s net operating loss carry forwards (NOLs). Accordingly, the Company is now accepting Indications of Interest from investors who wish to purchase shares above the current plan limits.

The Company’s current Shareholder Rights Plan is designed to protect the interests of all stockholders by helping preserve the value of the Company’s NOLs. Under the terms of the plan, investors that beneficially own less than 5% ownership of the Company are permitted to acquire up to 4.99% of the Company’s shares without triggering the rights. In addition, investors that beneficially owned more than 5% when the plan was amended to help protect the NOLs are permitted to acquire up to an additional 0.5%, subject to a cap of 15% beneficial ownership.

At the same time that the Company established these limits in its rights plan, the Board established a committee to periodically evaluate whether shareholders could buy shares above the plan limits without jeopardizing the value of its NOLs. The plan also allowed the Board to exempt shareholders from plan limits on a case-by-case basis, provided that doing so did not jeopardize the value of the NOLs.

The Board committee has recognized that due to recent shifts in the cumulative change of control tax calculation, it may now be possible to exempt investors who wish to increase their ownership level above the plan limit (generally 4.99%) without threatening the value of the NOLs. Additionally, the Board has recently received interest from certain large shareholders requesting to increase their level of ownership beyond the limits in the plan.

Accordingly, Selectica is now accepting Indications of Interest from shareholders who wish to acquire shares above the limits currently permitted by the plan. Investors that wish to submit an indication of interest should follow the steps specified at www.selectica.com/indication-of-interest and submit their indications of interest no later than April 5, 2010.

Upon receipt of Indications of Interest, the Board committee and full Board will determine, in the exercise of their business judgment, whether and on what terms to grant limited exemptions from the rights plan. Selectica reserves the right to modify or cancel the proposed grant of exemptions at any time. There can be no assurance that any shareholders will submit Indications of Interest, be granted an exemption to purchase above plan limits, or if granted an exemption, purchase additional shares of stock. The Company also makes no recommendation as to whether shareholders should submit an Indication of Interest, or if granted an exemption, purchase additional shares.

“Selectica is committed to being responsive to our shareholders,” said James Arnold, Co-chairman of the Board of Selectica. “We’re pleased to give all investors a greater opportunity to invest in the company.”

About Selectica, Inc.

Selectica (NASDAQ: SLTCD) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.

Investor Contact:

Todd Spartz

(408) 545-2648

ir@selectica.com